Exhibit 10.1

July 3, 2023

By e-mail: chin@arrival.com

Arrival

60a, rue des Bruyeres, L-1274 Howald,

Grand Duchy of Luxembourg

Attention: Daniel Chin

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement dated as of April 6, 2023 (the “BCA”) between Kensington Capital Acquisition Corp. V, a Cayman Islands exempted company incorporated with limited liability (“Kcompany”), and Arrival, a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg having its registered office at 60A, rue des Bruyeres, L-1274 Howald, Grand Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies under number B248209 (the “Company”). Capitalized terms used but not defined herein have the meanings assigned to them in the BCA.

Kcompany and Company hereby agree that pursuant to Section 9.01(a) of the BCA, the Transactions are abandoned and the BCA is terminated, effective immediately.

Notwithstanding anything to the contrary in the BCA, Kcompany hereby irrevocably and unconditionally waives all claims or causes of action against the Company and its Non-Party Affiliates (as defined below) and releases the Company and its respective Non-Party Affiliates from any and all obligations, liabilities, losses or issues of whatsoever kind of nature, in each case, whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise, whether accrued or unaccrued, whether known or unknown, whether asserted or unasserted, whether suspected or unsuspected, whether disclosed or undisclosed, that have been or could have been, could now be, or could in the future be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the BCA or any other Transaction Document, or the negotiation, execution, or performance or non-performance of the BCA or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, the BCA or any other Transaction Document).

Notwithstanding anything to the contrary in the BCA, the Company hereby irrevocably and unconditionally waives all claims or causes of action against Kcompany and its Non-Party Affiliates and releases Kcompany and its respective Non-Party Affiliates from any and all obligations, liabilities, losses or issues of whatsoever kind of nature, in each case, whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise, whether accrued or unaccrued, whether known or unknown, whether asserted or unasserted, whether suspected or unsuspected, whether disclosed or undisclosed, that have been or could have been, could now be, or could in the future be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the BCA or any other Transaction Document, or the negotiation, execution, or performance or non-

performance of the BCA or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, the BCA or any other Transaction Document).

“Non-Party Affiliate” shall mean any (a) past, present or future director, officer, employee, incorporator, member, partner, stockholder, shareholder, agent, attorney, advisor, Representative or affiliate (or any investment fund or vehicle managed by an affiliate or portfolio company of such investment fund or vehicle) of a person, and (b) past, present or future director, officer, employee, incorporator, member, partner, stockholder, shareholder, agent, attorney, advisor, Representative or affiliate (or any investment fund or vehicle managed by an affiliate or portfolio company of such investment fund or vehicle) of any of the foregoing.

Sections 10.03, 10.06, 10.07 and 10.09 of the BCA are hereby incorporated by reference into this letter agreement, mutatis mutandis.

[The next page is the signature page]

Please sign below to confirm that this letter correctly sets forth your understanding of our agreement with respect to the foregoing matters.

Very truly yours,

KENSINGTON CAPITAL ACQUISITION CORP. V

By:	/s/ Justin Mirro
Name: Justin Mirro
Title: Chairman and Chief Executive Officer

Agreed:

ARRIVAL

By:	/s/ John Wozniak
Name: John Wozniak
Title: CFO

cc:	By e-mail: jeffrey.cohen@linklaters.com; pierre-emmanuel.perais@linklaters.com

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Attention: Jeffrey Cohen; Pierre-Emmanuel Perais